FOR IMMEDIATE RELEASE:	Friday, December 16, 2005


VERSAR, INC. ANNOUNCES TWO YEAR EXTENSION OF CREDIT FACILITY

Springfield, VA, Friday, December 16, 2005 -- VERSAR, Inc. (Amex: VSR) announced today the extension of its existing $5 million credit facility with United Bank for another two years. The interest rate charged on the facility was reduced to the Wall Street Prime rate of interest. United Bank, a subsidiary of United Bankshares, Inc. (Nasdaq:UBSI) is a growing $6.5 billion Mid-Atlantic regional bank. The line of credit provides up to $5 million for working capital purposes.

Dr. Ted Prociv, President and CEO of Versar said "Our partnership with United Bank for the past two years has worked out very well for Versar. Moving our banking relationship to United Bank has provided Versar with a financial partner suitable to our business size and market segment. With United Bank as our financial partner, we continue to look forward to their broad and diverse experience and financial offerings to help meet the needs of the Company's future business growth."

VERSAR, INC., headquartered in Springfield, VA, is a publicly held professional services firm supporting government and industry in national defense/homeland defense programs, environmental health and safety and infrastructure revitalization. VERSAR operates a number of web sites, including the corporate Web sites, http://www.versar.com, http://www.homelanddefense.com, and http://www.geomet.com; and a B2B portal for homeland defense products and services, http://www.
nbcprotect.com and http://www.dtaps.com.

This press release contains forward-looking information.
The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities
Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar's Annual
Report on Form 10-K filed with the Securities and Exchange
Commission for the year ended July 1, 2005. The forward-looking statements are made as of the date hereof and Versar does not undertake to update its forward-looking statements.

Contact:	James Dobbs		(703) 642-6712
		Senior Vice President
		Email: jdobbs@versar.com